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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-84472 and Form S-8 No. 33-04123) of Computer Integration Corp. of our report dated August 22, 1996, with respect to the consolidated financial statements and schedules of Computer Integration Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

West Palm Beach, Florida
September 30, 1996